As filed with the Securities and Exchange Commission on AUgust 6, 2026

Securities Act File No. 333-182417

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Text Message #1

Hello “Shareholder first and last name”. This is EQ Fund Solutions once again.   We are working closely with Greg Lai and Alex Hsiao at Affinity Investment Advisors regarding the proposed advisory/sub-advisory agreements which require approval by shareholders. We wanted to inform you that the Simplify Affinity World Leaders Equity ETF's Special Meeting of Shareholders was adjourned on August 4, 2026 to August 28, 2026 due to a lack of voting. We need your vote to meet the required quorum and vote requirements at the adjourned meeting to formalize the engagement of the advisor/sub-advisor. To vote, simply reply to this message with your voting instructions FOR, AGAINST or ABSTAIN. If you are unsure how to vote, you may ABSTAIN to ensure your shares are represented at the meeting. Reply MORE to review the Proxy Materials or call 1-800-864-1460 to speak with a representative to cast your vote. Reply stop to opt-out.”